AGREEMENT AND GENERAL RELEASE
                            -----------------------------


               This Agreement and General Release (the "Agreement") is made and entered into, at Los Angeles, California, as of the 8th day of November, 1996, by and between P.W. Stephens Contractors, Inc., a California Corporation ("PWS"), EIF Holdings, Inc., a Hawaiian Corporation ("EIF"), American Eco Corporation, a Canadian Corporation ("AEC"), and Richard Raymond Austin, an individual ("Austin").

               WHEREAS, Austin was an employee, Chief Executive Officer and a Director of PWS and its parent corporation, EIF, and the owner of 5,526,861 shares of EIF common stock, representing a controlling interest therein, which shares were traded to Julbin International, Inc. ("Julbin") in a I.R.C. 368 (A)(1)(b) Reorganization in exchange for 300,000 negotiable shares of AEC common stock and other valuable consideration; and

               WHEREAS, on or about July 1, 1996, Austin commenced a lawsuit in the Superior Court of the State of California, County of Los Angeles, docketed as Richard R. Austin v. American Eco
                                      ---------------------------------
          Corporation, a Canadian corporation; EIF Holdings. Inc., a Hawaii
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          corporation; P.W. Stephens Contractors, Inc., a California
          ----------------------------------------------------------
          corporation; Julbin International, Inc., a British Virgin Islands
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          corporation; QHI Stephens Contractors, Inc., a California
          ---------------------------------------------------------
          corporation; Michael E. McGinnis, an individual; and Does 1-100,
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          Case Number BC152966 (the "Austin Complaint"); and

               WHEREAS, PWS, QHI Stephens Contractors, Inc. ("QHI"), EIF, AEC and Michael E. McGinnis ("McGinnis") have served and filed an Answer and have denied and continue to deny each and every material allegation set forth in the Austin Complaint and deny having committed any wrong to the injury of Austin, and PWS, EIF and AEC have filed a Cross-Complaint in said lawsuit against Austin and others (the "Cross-Complaint"), the allegations of with Austin denies; and

               WHEREAS, on or about August 5, 1996, Austin served on PWS and EIF a Demand for Arbitration before the American Arbitration Association, AAA Case No. 72 481 00807 96 (the "Arbitration"); and

               WHEREAS, on or about August 8, 1996, Austin filed a complaint with the NASD by letter dated August 8, 1996 (the "NASD Complaint"); and


               WHEREAS, in order to avoid the further costs, burdens and risks of litigation, Austin, on the one hand, and PWS, EIF and AEC on the other hand, desire to settle fully and finally any and all differences between them, including, but not limited to, those differences embodied in the Austin Complaint, the Cross-Complaint, the Arbitration and the NASD Complaint, and any differences that might arise out of or relate to Austin's positions with PWS and EIF and the termination thereof, and Austin's exchange of EIF stock for AEC stock;

               NOW, THEREFORE, IT IS HEREBY AGREED THAT:

               1. Austin's positions with EIF terminated on or before March 1, 1996. Austin's positions with PWS terminated effective on July 16, 1996 (the "Termination Date"). As of the Termination Date, Austin maintains that he had resigned all positions held as an employee, officer and/or director of PWS, EIF, and any of their respective subsidiaries, parent corporations and/or affiliates.

               2. (a) Austin agrees not to enter, become or remain present on, or otherwise have access to, any of the premises or property of PWS, EIF, or any of their respective subsidiaries, without the prior written consent of PWS's President, except in the capacity of Landlord pursuant to applicable Lease agreements or as provided by law, and except for premises occupied by other tenants in any building occupied by PWS and/or EIF provided that Austin confine himself to those portions of the premises solely occupied by such other tenants, and the parking lot, driveways, ramps, and basement storage area.

                    (b) Other than with the President of PWS, Austin agrees not to attempt, directly or indirectly, to initiate any communication with any other officer, director or employee of PWS, QHI, EIF, or any of their respective subsidiaries, for any purpose relating to the business of PWS, QHI, EIF, AEC, or any of their respective subsidiaries or affiliates, without the prior written consent of PWS's President. Notwithstanding the foregoing, Austin may communicate with the President of PWS, or with any officer, director or employee of PWS, QHI or EIF designated in writing by the President of PWS, concerning the transfer and sale of the AEC stock hereunder and pursuant to Rider A hereto, any communications concerning the obligations of the parties under this Agreement, and any communications concerning the office lease between ADJ Partnership and PWS.

               3. (a) Austin represents and warrants that prior to or at the Closing he has returned to PWS, EIF and QHI any and all documents, software, equipment and all other materials or other things in Austin's possession, custody, or control, if any, which are the property of PWS, EIF or QHI including, but not limited to, any PWS, EIF, QHI identification, keys, and the like, wherever such items may have been located, as well as all copies of any business records of PWS, EIF or QHI; provided, however, that Austin shall be entitled to retain copies of his personal records which directly relate to his personal relationships with PWS, EIF or QHI such as, by way of example, but not limited to, his personal compensation, his taxes, his personal contracts, his personal correspondence relating to his personal contracts and/or termination, and/or his stock ownership (hereinafter Austin's "Personal Records").

                    (b) Austin hereby represents that, other than those materials Austin has returned to PWS, EIF and QHI pursuant to Paragraph 3(a), above, Austin has not copied or caused to be copied, and has not printed-out or caused to be printed-out, any software, computer disks, or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to PWS, QHI, EIF or any of their respective subsidiaries, or controlling shareholders (other than his Personal Records) and that Austin will not do so or cause or permit any other person to do so on his behalf. Austin further represents that Austin has not retained and will not retain in his possession any software, documents or other materials in machine or other readable form, which are the property of, originated with, were obtained or created in the course of Austin's employment, except for his Personal Records.

               4. PWS, AEC and EIF represent and warrant that prior to or at the Closing they have returned to Austin any of his personal files and property, if any, in their possession, custody, or control.

               5. Austin shall be entitled to any rights guaranteed by the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"). Premium and other payments required for any continued health insurance coverage beyond the Termination Date, in accordance with COBRA, shall be the sole responsibility of Austin.

               6. Austin represents, warrants, acknowledges and agrees that he has been paid for, and that none of PWS, EIF, QHI or AEC owes or shall owe Austin any wages, commissions, bonuses, vacation pay, severance pay, or other compensation or payments of any kind or nature whatsoever, other than as provided in this Agreement.

               7. Austin hereby authorizes and instructs his attorneys, the law firm of Drummy King White & Gire, to execute and deliver to PWS's, EIF's and AEC's attorneys, the law firm of Troop Meisinger Steuber & Pasich LLP (to the attention of Anthony J. Oncidi, Esq.) and Reid & Priest LLP (to the attention of Jonathan
          D. Siegfried, Esq.), at the Closing of this Agreement, the original and two copies of (a) a Request for Dismissal With Prejudice, dismissing the Austin Complaint with prejudice and without fees or costs, (b) a Stipulation dismissing with prejudice and without fees or costs the Arbitration, and (c) a letter requesting dismissal with prejudice, and without fees or costs, of the NASD Complaint. Austin consents to the filing of
          (a) such Request for Dismissal with the Superior Court of the State of California, County of Los Angeles, (b) such Stipulation dismissing the Arbitration with the American Arbitration Association, and (c) such letter dismissing the NASD Complaint.

               8. PWS, EIF and AEC hereby authorize and instruct their attorneys, the law firm of Troop Meisinger Steuber & Pasich LLP, to execute and deliver to Austin's attorneys, the law firm of Drummy King White & Gire, at the Closing of this Agreement, the original and two copies of a Request for Dismissal with Prejudice, dismissing the Cross-Complaint against Austin and Dawn Seubert with prejudice and without fees or costs, provided that Dawn Seubert, at the time of Closing, delivers to Troop Meisinger Steuber & Pasich LLP a release in form acceptable to PWS. PWS, EIF and AEC consent to the filing of (a) such Request for Dismissal with the Superior Court of the State of California, County of Los Angeles, and (b) if their consent is required, such documents as may be necessary to dismiss the Arbitration, including without limitation the Stipulation referred to in Paragraph 7(b), above, and the NASD Complaint. PWS, EIF, and AEC further authorize and instruct their attorneys, the law firm of Troop Meisinger, Steuber & Pasich LLP, to execute and deliver to Austin's attorneys, the law firm of Drummy King White & Gire, at the Closing of this Agreement, the original and two copies of a Request for Dismissal without Prejudice, dismissing the Cross-Complaint as to all remaining parties other than Richard Austin and Dawn Seubert without prejudice. In exchange for the dismissal without prejudice of the Cross-Complaint, Patricia Kennedy and Consolidated Western Contractors, Inc. shall sign a separate letter agreement to be provided at the Closing by Austin by which they agree that, for a period of one hundred twenty
          (120) days following the Closing of this Agreement, if Patricia Kennedy and/or Consolidated Western Contractors, Inc. intend to file a lawsuit against PWS, EIF, or AEC, that they will give written notice to each party whom they intend to sue (from among PWS, EIF, and AEC) of such intent; such notice to be given two
          (2) weeks before filing any such lawsuit in order to give PWS, EIF and/or AEC the opportunity to re-file their claims, if any, against Patricia Kennedy and/or Consolidated Western Contractors, Inc.

               9. In consideration of this Agreement: (a) PWS, EIF, and/or AEC shall at the Closing of this Agreement pay to Austin $35,000 by cashier's check as reimbursement of all expenses of Austin, whether or not such expenses have heretofore been submitted by Austin to PWS for payment; (b) AEC shall at the Closing deliver or cause to be delivered to Farmers and Merchants Bank of Long Beach (the "Bank"), as Escrow Agent, 300,000 unrestricted and freely tradeable shares of AEC common stock (the "Shares") on an irrevocable basis (unless a court subsequent to the Closing should order otherwise by reason of a material breach of this Agreement by Austin) in accordance with and subject to the terms and conditions set forth in Rider A attached hereto and incorporated by reference, provided that the Bank first executes Rider A as Escrow Agent; and (c) AEC shall deliver to Austin at the Closing its guaranty, in form acceptable to ADJ Partnership, of the base rent to be paid by PWS to ADJ Partnership for November and December, 1996, inclusive, under the office lease between PWS and ADJ Partnership.

               10. In further consideration of this Agreement, AEC shall provide to counsel for Austin at the Closing of this Agreement:
          (a) its guaranty, in form and substance satisfactory to the Bank (the "AEC Guaranty"), of the payment and performance of any loans made to PWS, EIF or QHI pursuant to the Optional Advance Note and Continuing Security Agreement dated on or about October 9, 1995, as amended by the Settlement Agreement dated August 9, 1996 (hereinafter collectively the "Loan Agreement"); and (b) a Certificate of a duly authorized officer of AEC as to the incumbency, and setting forth a specimen signature, of each person who has signed the AEC Guaranty. AEC acknowledges that Austin shall have the right to request that the Bank pursue and exhaust all security for any loans made under the Loan Agreement, including without limitation the AEC Guaranty, before pursuing any guaranty or security given by Austin to the Bank in connection with such loans. Austin represents that other than the Loan Agreement, there are no other obligations or agreements entered into by him with the Bank on behalf of PWS, EIF, QHI or any of their subsidiaries, and PWS, EIF and QHI represent that since July 1, 1996, other than the Loan Agreement, there are no other obligations or agreements entered into by them or by any of their subsidiaries with the Bank for which Austin is liable.

               11. In the event that the payment of the $35,000 described in Paragraph 9 above is set aside or ordered returned in whole of in part as a preference in any bankruptcy, judicial, or receivership proceeding filed by or against PWS and/or EIF, then within ten (10) days of written notice thereof by Austin to AEC, AEC shall pay to Austin that portion of the payment which Austin has been compelled or ordered to return or restore as a preference.

               12. (a) Subject to and except as to the covenants and obligations of the Company Releasees (as defined herein), or any of them, pursuant to the terms of this Agreement and Rider A hereto, Austin, in consideration of this Agreement and the mutual covenants set forth herein, and for other good and valuable consideration received from PWS, EIF, and AEC receipt whereof is hereby acknowledged, and in consideration of the mutual, general releases, in form acceptable to Austin, to be exchanged between Austin, on the one hand, and Julbin, QHI, and Michael E. McGinnis, on the other hand, at the Closing and as a condition to the Closing of this Agreement, hereby releases and forever
                                                -------- --- -------
          discharges PWS, EIF, AEC, McGinnis, QHI, Julbin and each of them
          ----------
          and each of their respective current, former, and future controlling shareholders, subsidiaries, related companies, predecessor companies, directors, officers, employees, agents, attorneys, successors, and assigns, and each of their current, former and future controlling shareholders, directors, officers, employees, agents, and attorneys of such subsidiaries, related companies, predecessor companies, and controlling shareholders, (PWS, EIF, AEC, McGinnis, Julbin, QHI and the foregoing other persons and entities are herein sometimes collectively referred to as the "Company Releasees"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether
                                                               -------
          known or unknown, in law or equity, whether statutory or common
          ----- -- -------
          law, whether federal, state, local, or otherwise, including, but not limited to, any claims relating to, or arising out of any aspect of Austin's employment with PWS, QHI or EIF, any agreement concerning such employment, or the termination of such employment, and any agreement, transaction and/or relationship between Austin, on the one hand, and PWS, and EIF, QHI, AEC and Julbin, or any of them, on the other hand, including, but not limited to:

                         (i) any and all claims asserted, or which could have been asserted in the Austin Complaint, the NASD Complaint, the Arbitration or in response to the Cross-Complaint;

                         (ii) any and all claims of wrongful discharge or
               breach of contract, any and all claims for equitable estoppel, any and all claims for employee benefits, including, but not limited to, any and all claims under the Employee Retirement Income Security Act of 1974, as amended, and any and all claims of employment discrimination on any basis, including, but not limited to, any and all claims under Title VII of the Civil Rights Act of 1964, as amended, under the Age Discrimination in Employment Act of 1967, as amended, under the Civil Rights Act of 1866, 42 U.S.C. [S] 1981, under the Civil Rights Act of 1991, as amended, under the Americans With Disabilities Act of 1990, as amended, under the Family and Medical Leave Act of 1993, under the Immigration Reform and Control Act of 1986, under the California Fair Employment and Housing Act, as amended, and under the California Labor Code, as amended;

                         (iii)     any and all claims under any other
               federal, state, or local labor law, civil rights law, fair employment practices law, or human rights law;

                         (iv) any and all claims of slander, libel,
               defamation, invasion of privacy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, fraud, and prima facie tort;

                         (v) any and all claims for monetary recovery, including, but not limited to, back pay, front pay, liquidated, compensatory, and punitive damages, attorneys' fees, experts' fees, disbursements, and costs;

          which Austin, Austin's heirs, executors, administrators, successors, and assigns ever had or now have or hereafter can, shall or may have against the Company Releasees, or any of them, for, upon, or by reason of any matter, cause, or thing whatsoever, from the beginning of the world to the date of Austin's execution of this Agreement.

               (b) By way of additional clarification, and without limitation or qualification of any of the provisions of Subparagraph 12(a), above, Austin, on behalf of himself and his heirs, executors, administrators, successors, and assigns hereby:

                         (i) waives, and releases the Company Releasees from any obligation with respect to the signing bonus, promissory note, and life insurance policy described in Sections 1 and 2 of the Supplement and Amendment to Employment Agreement of P.W. Stephens with Richard R. Austin effective as of January 31, 1996; Austin hereby represents and warrants that he does not have an executed original of such promissory note nor a copy of any executed original and represents and warrants that he was never given an executed original promissory note and that he has not assigned, pledged, hypothecated or otherwise encumbered such promissory note, the signing bonus and life insurance; and

                         (ii) acknowledges that the only rights, options,
               or warrants to purchase shares of capital stock of EIF that he owns, either of record or beneficially, are options to purchase 500,000 shares of EIF's common stock of an exercise price of $0.34 per share on or before January 31, 1999, which options were granted or otherwise referenced under the Settlement and Release Agreement made as of June 1995 and vested pursuant to the Mutual Release and Termination of Employment Agreement effective March 1, 1996 between Austin and EIF (the "Options") and represents and warrants that he has not heretofore exercised such Options, and agrees that all such Options are hereby canceled and terminated and of no further force and effect.

               13. (a) Subject to and except as to the covenants and obligations of Austin pursuant to the terms of this Agreement and Rider A hereto, PWS, EIF, and AEC (herein sometimes collectively called "PWS Releasors"), and each of them, in consideration of this Agreement and the mutual covenants set forth herein, and for other good and valuable consideration received from Austin, receipt whereof is hereby acknowledged, hereby release and
                                                         ------- ---
          forever discharge Austin and his attorneys, agents (other than
          ------- ---------
          companies in which Austin was an officer, director, partner or employee as of the Termination Date), heirs, executors, and administrators, successors and assigns, and each of them (Austin and the foregoing other persons and entities are hereinafter defined separately and collectively as the "Austin Releasees"), from all actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands whatsoever, whether known or unknown, in law
                                          ------- ----- -- -------
          or equity, whether statutory or common law, whether federal, state, local, or otherwise, including, but not limited to, any claims relating to, or arising out of, any aspect of Austin's employment with PWS or EIF or with any of PWS's or EIF's subsidiary companies, any agreement concerning such employment and the termination of such employment, and any agreement, transaction and/or relationship between Austin, on the one hand, and PWS, EIF, QHI, Julbin and/or AEC, or any of them, on the other hand, including, but not limited to:

                         (i) any and all claims asserted, or which could have been asserted against him in the Cross-Complaint, or in response to the Arbitration and the NASD Complaint;

                         (ii) any and all claims relating to or arising out
               of any Stock Purchase Agreement dated August 24, 1995 by and between Austin and Julbin;

                         (iii)     any and all claims relating to or
               arising out of Austin's service and/or status as an officer, employee, shareholder and/or director of PWS and/or EIF;

                         (iv) any and all claims of slander, libel,
               defamation, invasion of privacy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, fraud and prima facie tort;

                         (v) any and all claims for monetary recovery, including, but not limited to, back pay, front pay, liquidated, compensatory, and punitive damages, attorneys' fees, experts' fees, disbursements, and costs;

          which the PWS Releasors, or any of them, and their respective current, former, and future controlling shareholders, subsidiaries, related companies, predecessor companies, directors, officers, employees, agents, attorneys, successors and assigns ever had, now have, or hereafter can, shall, or may have against the Austin Releasees, or any of them, for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the date of this Agreement.

               (b) By way of additional clarification, and without limitation or qualification of any of the provisions of Paragraph 13(a), above, PWS, EIF and AEC hereby release, hold harmless, indemnify, and agree to defend Austin in any action or proceeding with respect to any remaining guaranty by Austin with respect to any loans made to PWS, EIF and/or QHI by the Bank pursuant to the Loan Agreement including, but not limited to, any interest or expense relating thereto.

               14. The parties hereto expressly waive and relinquish all rights and benefits afforded by Section 1542 of the Civil Code of the State of California ("Section 1542"), or by any other similar law of any other state or local jurisdiction, and do so understanding and acknowledging the significance and consequence of such specific waiver of Section 1542 or any other similar law.
          Section 1542 of the Civil Code of the State of California states as follows:

                    "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

          Thus, notwithstanding the provisions of Section 1542, or any other similar law, and for the purpose of implementing a full and complete release and discharge, the parties hereto each expressly acknowledges that this Agreement is intended to include in its effect, without limitation, all claims which such party does not now or suspect to exist in his or its favor at the time of execution hereof, and that this Agreement contemplates the extinguishment of any such claim or claims.

               15. Austin warrants and represents that he has no knowledge that any person or entity other than Austin is entitled to assert, holds, has asserted or intends to assert any claim based on or arising out of any alleged discriminatory, unlawful, wrongful, tortious, or other conduct, whether by act or omission, against Austin by the Company Releasees, or any of them, including, but not limited to, any and all claims for attorneys' fees, experts' fees, or damages resulting as a consequence thereof, based upon or seeking relief, in whole or in part, on account of actions or failures to act by the Company Releasees, or any of them, which may have occurred or failed to occur before Austin's execution of this Agreement. Austin further represents and warrants that Austin has not assigned and shall never assign any such claim, and that in the event any such claim is filed or prosecuted by any other person or entity, Austin shall cooperate fully with the Company Releasees and shall move immediately to withdraw Austin's name and to disassociate himself completely from any such claim, shall request such person or entity to withdraw such claim with prejudice, and shall not voluntarily cooperate with or testify on behalf of the person or entity prosecuting such claim. Austin further warrants and represents that he has no knowledge that any company of which he was an officer, director, employee or partner as of the Termination Date is entitled to assert, holds, has asserted or intends to assert any claim against the Company Releases, or any of them, except for claims by ADJ Partnership (relating to the PWS lease).

               16. The PWS Releasors, and each of them, represent and warrant that they have no knowledge that any person or entity other than the PWS Releasors is entitled to assert, holds, has asserted or intends to assert any claim against the Austin Releasees, or any of them, based on or arising out of any alleged discriminatory, unlawful, wrongful, tortious, or other conduct, whether by act omission, against the PWS Releasors, or any of them, by Austin, including, but not limited to, any and all claims for attorneys' fees, experts' fees, or damages resulting as a consequence thereof, based upon or seeking relief, in whole or in part, on account of actions or failures to act by Austin which may have occurred or failed to occur before the PWS Releasors' execution of this Agreement. The PWS Releasors, and each of them, further represent and warrant that they have not assigned and shall never assign any such claim, and that in the event any such claim is filed or prosecuted by any other person or entity, the PWS Releasors, and each of them, shall cooperate fully with Austin and shall move immediately to withdraw their name(s) and to disassociate themselves completely from any such claim, shall request such person or entity to withdraw such claim with prejudice, and shall not voluntarily cooperate with or testify on behalf of the person or entity prosecuting such claim.

               17. Austin warrants and represents that, with the sole exception of the Austin Complaint, unlawful detainer proceedings brought by the ADJ Partnership, the Arbitration, and the NASD Complaint, Austin has not commenced, initiated, filed or joined as plaintiff, and Austin covenants and agrees not to initiate, commence, file, join as plaintiff, aid, or in any way prosecute or cause to be initiated, commenced or prosecuted against the Company Releasees, or any of them, whether directly or indirectly, personally or through or by a family member or other agent, representative, or surrogate, any action, charge, complaint, governmental investigation, criminal action or prosecution or other proceeding, whether administrative, judicial, legislative, or otherwise, including, but not limited to, any class action or shareholder derivative action, and including any claim or request for attorneys' fees, experts' fees, disbursements, or costs based upon or seeking relief, in whole or in part, on account of actions or failures to act by the Company Releasees, or any of them, which may have occurred or failed to occur before the date of Closing of this Agreement.

               18. The PWS Releasors, and each of them, warrant and represent, with the sole exception of the Cross-Complaint, that neither they nor any of their respective officers, directors, shareholders, attorneys, or agents have commenced, initiated, filed or joined as plaintiff, and the PWS Releasors, and each of them, covenant and agree that neither they nor any of their respective officers, directors, controlling shareholders, attorneys, or agents will commence, initiate, file, join as plaintiff, aid, or in any way prosecute or cause to be initiated, commenced or prosecuted against the Austin Releasees, or any of them, whether directly or indirectly, personally or through any agent, representative, or surrogate, any action, charge, complaint, governmental investigation, criminal actions or prosecutions, or other proceeding, whether administrative, judicial, legislative or otherwise, including, but not limited to, any class action or shareholder derivative action and including any claim or request for attorneys' fees, experts' fees disbursements, or costs based upon or seeking relief, in whole or in part, on account of actions or failure to act by the Austin Releasees, or any of them, which may have occurred or failed to occur before the date of Closing of this Agreement.

               19. Austin agrees to cooperate reasonably and at no expense to Austin with PWS and/or EIF in the event that PWS and/or EIF, or either of them, become a defendant or respondent in or to any legal proceeding or claim arising out of or relating to the business or operations or activities of PWS and/or EIF, or either of them, during the period of Austin's employment with PWS or EIF.

               20. (a) PWS, EIF, and AEC agree to indemnify, defend and hold Austin harmless from and against any and all claims, demands, losses, liabilities, obligations, damages, recoveries, suits, judgments, causes of action, legal proceedings, penalties, fines, other sanctions and any costs and expenses, including interest and attorneys' fees and disbursements (collectively, "Claims") to which Austin may be exposed at any time that directly arise from, directly result from, or directly relate to the discharge by Austin of his duties as, or his status as, an officer, director, shareholder or employee of EIF and/or PWS with respect to:

                         (i) any debt, liability, obligation or contract of, or Claims of any type against or relating to, PWS, EIF, QHI, and/or AEC, and each of them, and/or their respective subsidiaries, employees, agents, attorneys, successors, and assigns, whether contingent or absolute, direct or indirect, presently known or unknown, suspected or unsuspected, matured or unmatured, and whether incurred or accrued before or after the Closing of this Agreement; and

                         (ii) the past, present and future business, operations and/or management of PWS, EIF, QHI, and/or AEC.

                    (b) The indemnification, defense and hold harmless obligations of PWS, EIF, and AEC herein provided shall not apply to any Claim to which Austin is exposed resulting from (a) the conduct of Austin which is outside the reasonable course and scope of his authority as an officer, director, employee and/or shareholder of EIF and/or PWS, and/or (b) unlawful acts known or believed by Austin to be unlawful at the time they were performed.

               21. Austin has kept and shall keep confidential, and, unless compelled by subpoena or court order, shall not hereafter disclose to any person, firm, corporation, governmental agency, or other entity, any trade secret, proprietary information, or confidential information of PWS, EIF, QHI, AEC, or any of their respective controlling shareholders, or subsidiaries. By entering into this Agreement, Austin makes no representation or admission that any such information or material exists within his knowledge or possession. In the event that Austin is served with a subpoena or court order or other notice to produce the foregoing information, Austin shall promptly give written notice, by fax, to PWS, Attention: Joseph Miller, and shall provide a copy of same to PWS so that PWS may object in a timely manner to such subpoena or notice.

               22. PWS, EIF, QHI and AEC, and any of their respective controlling shareholders, or subsidiaries on the one hand, and Austin and any corporation or other business entity with which Austin may be associated, whether as an employee, owner, or other capacity, on the other hand, shall be free to compete with and against the other as and to the full extent permitted by applicable law.

               23. The releases and covenants set forth in Paragraphs 12, 13, 14, 17, 18, and 31 herein shall not affect, extend to or include the rights and obligations of the parties under this Agreement which shall continue to exist after the Closing; nor will those releases and covenants affect, extend to or include the rights and obligations of the parties pursuant to the office lease between ADJ Partnership and PWS, and any guaranty of such Lease by AEC.

               24. Should any provision of this Agreement be declared or determined by a court to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal or invalid part, term, or provision shall be deemed not to be a part of this Agreement.

               25. (a) The parties hereto agree that in the event of any breach by a party to this Agreement, or the fact that any representation made by a party to this Agreement in this Agreement was false when made, the breaching party shall indemnify and hold harmless the non-breaching party or parties from and against any and all loss, cost, damage, or expense, including, but not limited to, attorneys' fees and costs, incurred by the non-breaching party or parties, or any of them, as a result of such breach or misrepresentation.

                    (b) The parties agree that the prevailing party in any action between any of them arising from or relating to any breach or alleged breach of this Agreement shall be entitled to recover reasonable attorneys' fees and experts' fees from the losing party in such action.

               26. (a) The parties hereto hereby acknowledge that in the event of a breach of the covenants or agreements in this Agreement, the non-breaching party or parties would not have an adequate remedy at law for money damages. It is therefore agreed that the parties hereto, or any of them, in addition to and without limiting any other remedy or right they may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof, and the breaching party hereby waives any and all defenses the breaching party may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or equitable relief.

                    (b) All rights, powers and remedies granted under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by either party shall not preclude the simultaneous or later exercise of any such right, power or remedy by such party.

               27. This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their successors and assigns.
          28. This Agreement shall be deemed to have been made at Los Angeles, California, and shall be interpreted, construed, and enforced pursuant to the laws of the State of California and in the state or federal courts of California.

               29. The Closing of this Agreement, as referred to herein, shall take place on November 8, 1996, at 10:00 a.m., at the offices of Troop Meisinger Steuber & Pasich LLP, or under such other circumstances including time, date and place, as the parties may mutually agree. All obligations created in this Agreement and all releases, representations, warranties, acknowledgments and covenants given herein shall be deemed binding and effective only upon the completion of the Closing of this Agreement.

               30. As used in this Agreement, the singular or plural number shall be deemed to include the other whenever the context so indicates or requires.

               31. This Agreement, including the attached Rider A, sets forth the entire agreement between the parties hereto, and, effective as of the Closing, fully terminates and supersedes any and all prior agreements or understandings between Austin and the Company Releasees, or any of them, pertaining to the subject matter hereof, including, but not limited to, the January 1, 1993 Employment Agreement between Austin and PWS, as subsequently amended, the Settlement and Release Agreement made as of June 1995, the August 17, 1995 Amended Employment Agreement between Austin and EIF, as subsequently amended, the August 24, 1995 Stock Purchase Agreement by and between Austin and Julbin, the February 28, 1996 Indemnification by and between Austin and PWS, EIF and AEC, and the Mutual Release and Termination of Employment Agreement effective March 1, 1996 between Austin and EIF, and may not be modified orally. The foregoing notwithstanding, this Agreement shall not act to terminate, limit, amend, or supersede
          (i) the assignment by Austin to EIF of claims as against Grant K. Kidani or his affiliates, as set forth in Paragraph 6 of the June 1995 Settlement Agreement between Austin and EIF; or (ii) the office lease between ADJ Partnership and PWS pertaining to the PWS business premises.

               32. The parties to this Agreement expressly acknowledge, represent, and warrant that the terms and provisions of this Agreement herein stated are the only consideration for signing this Agreement; that no other promise or agreement of any kind has been made to or with any person or entity whatsoever to cause the signing of this Agreement; and that, in executing this Agreement, they are not relying and have not relied upon any representation or statement made by any of the other parties or their agents, representatives, or attorneys with regard to the subject matter, basis, or effect of this Agreement or otherwise; and that each of the parties hereto has the full power and authority to execute this Agreement, to make each of the representations, warranties, and acknowledgments herein, and to perform each of its covenants and obligations set forth or established herein. Furthermore, each of the corporate parties to this Agreement represents that its execution and performance of this Agreement has been authorized by all required corporate action, and that the person signing for it has been properly authorized to do so.

               33. Each party to this Agreement covenants and agrees to execute and deliver such other and further agreements, instruments and other documents reasonably necessary to effectuate, evidence and further the purposes of this Agreement and the transactions contemplated hereby.

               34. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument.

               35. THE PARTIES TO THIS AGREEMENT EACH EXPRESSLY ACKNOWLEDGE, REPRESENT, AND WARRANT THAT THEY HAVE CAREFULLY READ THIS AGREEMENT AND GENERAL RELEASE; THAT THEY FULLY UNDERSTAND THE TERMS, CONDITIONS AND SIGNIFICANCE OF THIS AGREEMENT AND GENERAL RELEASE; THAT THEY HAVE HAD AMPLE TIME TO CONSIDER AND NEGOTIATE THIS AGREEMENT AND GENERAL RELEASE; THAT THEY HAVE ADVISED AND URGED THE OTHER TO CONSULT WITH AN ATTORNEY CONCERNING THIS AGREEMENT AND GENERAL RELEASE; THAT THEY HAVE HAD A FULL OPPORTUNITY TO REVIEW THIS AGREEMENT AND GENERAL RELEASE WITH AN ATTORNEY, AND HAVE DONE SO OR HAS DECLINED TO DO SO; AND THAT THEY HAVE EXECUTED THIS AGREEMENT AND GENERAL RELEASE VOLUNTARILY, KNOWINGLY, AND WITH SUCH ADVICE FROM THEIR ATTORNEYS, AS THEY DEEMED APPROPRIATE.

               PLEASE READ CAREFULLY. THIS AGREEMENT AND GENERAL RELEASE HAS IMPORTANT LEGAL CONSEQUENCES.

          P.W. STEPHENS CONTRACTORS, INC.



          By: /s/ David L. Norris               /s/ Richard R. Austin
             ---------------------------     ------------------------------
               Name: Executive Vice                RICHARD R. AUSTIN
               Title: President


          EIF HOLDINGS, INC.                 AMERICAN ECO CORPORATION



          By: /s/ Michael E. McGinnis        By:  /s/ Michael E. Mcginnis
             ---------------------------        ---------------------------
               Name:                              Name:
               Title: President                   Title: President